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                                                                    Exhibit 10.2

                         NATIONAL SCIENTIFIC CORPORATION
                      MASTER PURCHASE & LICENSING CONTRACT
                           CONTRACT NUMBER: NSC-KR101

This Contract is dated this 12th day of January, 2001

By and Between

Name: Sungil Computec                   Name: National Scientific Corporation
      (Korzan Company)                        (a Texas State U.S. corporation)

Address: 584-1 Kajae-121 Paltan-Myun    d/b/a  NSC
         Hwasung-Goon  Ktungg 1-00
         Korea                          4455 E. Camelback Ste E-160
                                        Phoenix, AZ 85018  USA

Telephone: +82-31-354-9600              Telephone: 602-954-1492
Fax: +82-31-354-6327                    Fax: 602-954-1499
     ("Vendor")                         ("NSC")

1. Description and Term. This Contract establishes the basic terms and conditions which shall govern all Orders for Equipment, Software or Services between the parties and shall be incorporated by reference in Orders. These terms and conditions can only be varied in writing signed by both parties. Unless otherwise agreed to in writing by Vendor and NSC, if any printed term or condition contained in any Purchase Order, acknowledgment or other form used by Vendor is inconsistent with any term or condition contained herein, the provisions of this contract shall apply and take precedence. This Contract shall remain in effect for a term of 2 years unless terminated by either party upon ninety (90) days prior written notice or otherwise under of the attached Terms and Conditions.

2. Orders. Orders for Equipment, Software, or Services must be in writing and shall specify a Purchase Order number, the above Contract Number, the requested delivery date, the Equipment, Software or Services to be Purchased or licensed, the quantities, the prices, and the desired delivery location. No Order will be binding until issued in writing by NSC and accepted by Vendor in writing.

3. Prices/Terms and Conditions. All Purchases and sales are subject to the attached Terms and Conditions.

The undersigned Vendor has read and understands this Contract (including the Terms and Conditions) and is not entering into this Contract on the basis of any representations not expressly set forth in this Contract.

                VENDOR                                  NSC
By:    /s/ YOUNG BEE PARK                By:    /s/ MICHAEL A. GROLLMAN
       ----------------------------             ----------------------------

Name:  Young Bee Park                    Name:  Michael A. Grollman
       ----------------------------             ----------------------------

Title: Vice President                    Title: Chief Operating Officer, E.V.B.
       ----------------------------             ----------------------------

Date:  1-12-2001                         Date:  1-12-2001
       ----------------------------             ----------------------------

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            NSC MASTER PURCHASE & LICENSING CONTRACT,  PAGE: 1 OF 3
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1.    PRICES; TAXES; PAYMENT.

      1.1 PRICES. Prices and quantities for Equipment and Software, and Services will be specified in each Purchase Order. Unless otherwise specified in the Purchased Order, all currency amounts and payments will be in U.S. dollars.

      1.2 TAXES. Tax terms for Equipment and Software, and any Services will be specified in each Purchase Order. In the event that such terms are not specified, then the Vendor shall report and pay all excise, value added, use and other domestic and foreign taxes (excluding only those taxes based on net income) designated, levied, or based
            (i) upon the Purchase price or any other amounts payable under this Contract; (ii) on account of this Contract; or (iii) with respect to the Equipment, Software or the Services. Vendor shall indemnify and hold harmless NSC from all claims and liability resulting from Vendor's failure to report or pay such amounts.

      1.3 SHIPMENT. Shipment and delivery terms for Equipment and Software will be specified in each Purchase Order. In the event that such terms are not specified, then the Vendor shall be responsible for all shipment costs FOB the NSC warehouse in Los Angeles, California, USA.

      1.4 TITLE. Title to the Equipment and Software shall pass to NSC upon NSC's receipt of the Equipment.

      1.5 PAYMENT. NSC shall pay all amounts due to Vendor according to the terms specified in each Purchase Order. In the event that the Purchase Order does not specify payment terms, the default terms shall be in U.S. dollars Net 90 days of accepted delivery by NSC.

2. WARRANTIES, REPRESENTATIONS AND COVENANTS OF VENDOR. In addition to any other Contracts of Vendor set forth in this Contract, Vendor makes the following warranties, representations and covenants:

      2.1 RISK OF LOSS. Until receipt by NSC in its designated warehouse, Vendor shall bear liability for all risk of loss or damage to any Equipment.

      2.2 WARRANTY SUPPORT AND RETURNS. Vendor will provide warranty support to its users, if Vendor offers such support. NSC will have no obligation to pay Vendor for defective units, and will have the right to return such to Vendor or to request a credit from the Vendor for such units. Vendor is responsible for management of defective returns.

      2.3 COMPLIANCE WITH LAWS. Vendor will comply with all foreign, federal, state and local laws relating to the Purchase, use and operation of the Equipment and Software, including without limitation all applicable export laws. Vendor agrees that it will not export or re-export the Equipment or Software without the appropriate United States and foreign government licenses and will not export or re-export the Equipment or Software to any countries where export or re-export is prohibited by applicable government law or regulations. Vendor shall have full responsibility for compliance with all laws that require registration or approval of this Contract or any governmental approval for sale or use of the Equipment or Software in any jurisdiction where Vendor Purchases or uses the Equipment or Software, and shall bear all costs associated with such compliance. Vendor shall indemnify and hold harmless NSC for any damages that result from a breach of this Section, and such indemnity shall survive expiration or termination of this Contract.

3. WARRANTIES AND REPRESENTATIONS OF NSC. In addition to any other Contracts of Vendor set forth in this Contract, NSC makes the following warranties, representations and covenants:

      3.1 INSURANCE. NSC shall maintain, at its own expense and with established insurance companies, adequate workers' compensation, comprehensive general liability and automobile liability insurance coverage and shall provide written proof of such insurance coverage upon the request of Vendor.

      3.2 WARRANTY SUPPORT. NSC will provide no warranty support or support of any kind to any users of this Equipment. NSC is not responsible for management of defective returns or any other type of end user returns.

      3.3 LICENSING BY NSC OF ITS TECHNOLOGIES. Vendor may issue its own Purchase Orders in Order to license NSC technologies. Such Purchase Orders shall not be binding until signed by an officer of NSC.

4. CONFIDENTIALITY. Each party agrees not to disclose to any third party the terms of this Contract (other than in general summary press release form announcing this agreement, and as otherwise required under law for disclosure) and any other information of the other party designated as confidential ("Confidential Information") and also agrees not to use any Confidential Information of the other party except as expressly permitted under this Contract or except with the prior written consent of the other party. Each party agrees to exercise the highest degree of care in safeguarding the Confidential Information of the other party against loss or other inadvertent disclosure.

5. LIMITATION OF LIABILITIES. IN NO EVENT WILL NSC BE LIABLE TO VENDOR OR TO ANY THIRD PARTY FOR INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR UNFORESEEABLE, ARISING OUT OF OR OTHERWISE RELATING TO THIS CONTRACT. IN NO EVENT WILL ANY LIABILITY TO NSC EXCEED THE PURCHASE PRICE PAID BY NSC.
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6.    TERMINATIONS

      6.1 Expiration; Termination for Convenience. This Contract shall remain in effect for a term of two years unless earlier terminated by either party for convenience upon 90 days prior written notice.

      6.2 Termination by NSC for Breach. NSC, at its sole option, and reserving all other rights and remedies available to it at law or in equity, shall have the right to terminate this Contract or any accepted Order not then completed by giving written notice of termination to Vendor of the occurrence of, but not limited to, any of the following:

            (a) Vendor's failure to perform any material obligation set forth in this Contract or any accepted Order not then completed, if such failure has not been corrected within ten days after NSC has given Vendor written notice of such failure; or

            (b)   Any act or event whereby Vendor (i) is or becomes insolvent,
                  (ii) is or becomes a party to any bankruptcy or receivership proceeding or any similar action affecting the financial condition or property of Vendor.

      6.3 Termination by Vendor for Breach. Vendor, at its sole option and reserving all other rights and remedies available to it at law or in equity, shall have the right to terminate this Contract or any accepted Order not then completed by giving written notice of termination to NSC of the occurrence of any of the following:

            (a) NSC's failure to pay to Vendor any charge, cost, or other payment accruing under any accepted Order, if such delinquency has not been corrected within thirty days after Vendor has given NSC written notice of such delinquency;

            (b) NSC's failure to perform any other material obligation set forth in this Contract or any accepted Order, including any act of repudiation or wrongful rejection of the Equipment, if such failure has not been corrected within thirty days after Vendor has given NSC written notice of such failure; or

            (c) Any act or event whereby NSC (i) is or becomes insolvent, (ii) is or becomes a party to any bankruptcy or receivership proceeding or any similar action affecting the financial condition or property of NSC.

7.    GENERAL PROVISIONS

      7.1 Force Majeure. Neither party shall be liable for any delays in performance (other than obligations for the payment of money) due to acts of God, war, riots, strikes, industrial or labor disputes, delays in transit, or any other cause, whether similar or dissimilar, beyond such party's control and without its fault or negligence. Each party will use its best efforts to notify the other party in writing as soon as it has knowledge that any such delays may occur, but such party shall not be liable for any failure to give such notification. Any agreed-upon schedule shall be extended for a period of time equal to the period of delay.

      7.2 Entire Contract. This Contract, the attached Schedules and any accepted Orders contain the entire Contract between NSC and Vendor with respect to the subject matter of this Contract. All prior representations, demonstrations, arrangements or understandings are superseded by this Contract. In particular, there are no representations or warranties not expressly set forth in this Contract.

      7.3 Non-Solicitation. Vendor shall not induce or attempt to influence, directly or indirectly, any employee or agent or partner of NSC to terminate his or her relationship or employment with NSC or to work for Vendor or any other person, and will not hire any employee of NSC during the performance of any Services for a period of one year after termination of this Contract.

      7.4 Governing Law. This Agreement shall be governed in accordance with the laws of the state of Arizona and those of the United States of America, except that the provisions of the United Nations Convention on International Sale of Goods the and United Nations Convention on Statutory Limitations will not apply. This Agreement may be translated into a language other than English, but this English version of the Agreement shall control the rights and obligations of the parties regardless of any subsequent translation and regardless of any reliance by any party upon such translation. All communications and notices related to this Agreement shall be in English, and all transaction shall be in U.S. dollars unless otherwise specified.

      7.5 Counterparts and Modification. Any representations purporting to waive, vary, modify or supplement the terms of this Contract shall be of no force or effect unless in writing and signed by a duly-authorized officer of NSC and Vendor. This Contract may be executed in one or more counterparts, all of which together shall constitute one complete Contract.

      7.6 Notification. Unless otherwise provided in this Contract, any notice or communication required or permitted to be given to either party shall be in writing and shall be considered effective when received in the mail (postage prepaid, certified with return receipt requested), by facsimile or by courier at the address shown on page 1 of this Contract for the party to be notified, unless such party has notified the sender in writing of a change of address, in which case notice shall be mailed as described above, to the revised address.

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